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                                  EXHIBIT 5.2

                       [Hughes & Luce, L.L.P. Letterhead]


                                 March 29, 1996


           214/939-5500


Harte-Hanks Communications, Inc.
200 Concord Plaza Drive, Suite 800
San Antonio, Texas 78216

DiMark, Inc.
The DiMark Center
2050 Cabot Boulevard West
Langhorne, Pennsylvania 19047


Ladies and Gentlemen:


       We have acted as counsel for Harte-Hanks Communications, Inc., a Delaware corporation ("Harte-Hanks") and HHD Acquisition Corp., a New Jersey corporation ("HHD Acquisition Corp"), and you have requested our opinion with respect to certain federal income tax matters in connection with certain transactions (the "Merger") contemplated in the Joint Proxy Statement/Prospectus Pursuant to Section 14(A) of the Securities Exchange Act of 1934 of Harte-Hanks Communications, Inc., dated March 29, 1996 (the "Proxy Statement").


       In rendering this opinion, we have examined executed originals, counterparts or copies identified to our satisfaction as being true copies of the Proxy Statement, the Agreement and Plan of Merger, dated as of February 4, 1996, among Harte-Hanks, HHD Acquisition Corp and DiMark, Inc., a New Jersey corporation ("DiMark") (the "Merger Agreement") and each of the other documents and agreements specifically referenced in both the Merger Agreement and the Proxy Statement (collectively, the "Reorganization Documents"). We also have examined and relied upon originals or copies of such records, certificates (including certificates of officers of Harte-Hanks and DiMark) and other documents and instruments as we have considered necessary or appropriate for enabling us to express the opinions herein set forth.


       Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth in the Proxy Statement and herein, we are of the opinion that the information in the Proxy Statement under the caption "Federal Income Tax Consequences," while not purporting to discuss all possible income tax matters relating to the Merger, is correct in all material respects as it pertains to you and your


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March 26, 1996
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stockholders.  In particular, subject to the same assumptions, qualifications and limitations, we hereby confirm our opinion with respect to the federal income tax consequences of the Merger to you and your stockholders set forth in the Proxy Statement in the fifth full paragraph under the caption "Federal Income Tax Consequences."


    The foregoing opinion is subject to the following assumptions, qualifications, and limitations:

    (a) We have assumed: (i) that each transaction contemplated by the Reorganization Documents will be closed in accordance with the terms of such Reorganization Documents without modification or waiver; (ii) that the Reorganization Documents constitute the only Reorganization Documents containing the substantive terms of such transactions; and (iii) that the Reorganization Documents have been duly authorized, executed and delivered by all the parties thereto and are valid and legally enforceable obligations of each of the parties thereto.

    (b) This opinion is based upon present federal income tax law, including relevant statutes, regulations, and interpretations thereof by the Internal Revenue Service and relevant courts, all of which are subject to change.


    (c) This opinion letter is solely for the information and benefit of the addressee hereof and is not to be quoted or referred to in whole or in part by any other person without our prior written consent.


    (d) This opinion letter is limited to the matters stated herein as of the date hereof. We disavow any obligation to update this opinion letter or advise you of any changes in our opinions in the event of changes in applicable law or facts becoming effective after the date hereof or of any additional or newly discovered information that is brought to our attention.


                                        Very truly yours,



                                        HUGHES & LUCE, L.L.P.